UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 10, 2020

IONIS PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19125	33-0336973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 Gazelle Court Carlsbad, CA	92010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 Par Value	“IONS”	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, on August 30, 2020, Ionis Pharmaceuticals, Inc., a Delaware corporation (“Ionis”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among Akcea Therapeutics, Inc., a Delaware corporation (“Akcea”), Ionis and Avalanche Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Ionis (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described in the Offer to Purchase dated September 14, 2020 (together with any amendments or supplements thereto, the “Offer to Purchase”) and in the accompanying Letter of Transmittal (together with any amendments or supplements thereto, and collectively with the Offer to Purchase, the “Offer”), Purchaser commenced a tender offer to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Akcea at a price of $18.15 per Share, net to the seller in cash, without interest and subject to any withholding of taxes (the “Offer Price”).

The Offer expired at one minute after 11:59 p.m., Eastern Time, on October 9, 2020. American Stock Transfer & Trust Company, LLC, the depository for the Offer (the “Depository”), advised Purchaser that, as of the expiration of the Offer, a total of 21,201,937 Shares (excluding (i) Shares beneficially owned and tendered by Excluded Holders (as defined below) and (ii) Shares with respect to which Notices of Guaranteed Delivery were delivered) were tendered and not validly withdrawn pursuant to the Offer, representing approximately 85.5% of the Shares outstanding as of the expiration of the Offer, excluding the Shares beneficially owned by Ionis, its affiliates (other than Akcea and its subsidiaries), their respective directors and executive officers and Damien McDevitt, Akcea’s chief executive officer (the “Excluded Holders”). In addition, the Depository advised Purchaser that Notices of Guaranteed Delivery had been delivered with respect to 919,068 additional Shares, representing approximately 3.7% of the Shares outstanding as of the expiration of the Offer, excluding the Shares beneficially owned by the Excluded Holders.

As of the expiration of the Offer, the number of Shares tendered and not validly withdrawn pursuant to the Offer satisfied the minimum tender condition of the Offer, and all other conditions to the Offer were satisfied or waived. Immediately after the expiration of the Offer, Purchaser irrevocably accepted for payment, and will promptly pay for, all Shares tendered and not validly withdrawn pursuant to Offer.

Pursuant to the Merger Agreement, Ionis and Purchaser completed the acquisition of Akcea on October 12, 2020 by consummating the merger of Purchaser with and into Akcea (the “Merger”) without a vote of Akcea’s shareholders in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares held by Akcea, Ionis, Purchaser, any wholly owned subsidiary of Ionis or Purchaser, or by stockholders of Akcea who have perfected their statutory rights of appraisal under the DGCL) was converted into the right to receive $18.15 in cash, without any interest thereon and subject to any withholding of taxes.

Following consummation of the Merger, Ionis anticipates that the Shares will be delisted and will cease to trade on the Nasdaq Stock Market. Ionis intends to take steps to cause the termination of the registration of the Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend all of Akcea’s reporting obligations under the Exchange Act as promptly as practicable.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Ionis with the Securities and Exchange Commission on August 31, 2020, and which is incorporated herein by reference.

If the Merger had been completed on December 31, 2018, the last day of Ionis’ 2018 fiscal year, $9.1 million that was presented as net income attributable to noncontrolling interest in Akcea contained in Ionis’ consolidated statement of operations for the year ended December 31, 2019, and $22.2 million that was presented as net loss attributable to noncontrolling interest in Akcea contained in Ionis’ consolidated statement of operations for the six months ended June 30, 2020, would have been presented as additional net income and net loss, respectively, attributable to Ionis common stockholders. Basic and diluted net income per share would have been $2.17 and $2.12, respectively, for the year ended December 31, 2019, and net loss per share (basic and diluted) would have been $0.73 for the six months ended June 30, 2020. If the Merger had been completed as of June 30, 2020, $217.6 million reflected as noncontrolling interest in Akcea on Ionis’ consolidated balance sheet would instead have been included in the line item for additional paid-in capital. The financial information described above has been prepared on a pro forma basis and does not purport to be indicative of Ionis’ results of operations or financial position had the Merger been completed on the dates assumed and does not project Ionis’ results of operations or financial position for any future period or date.

Item 8.01.	Other Events.

In connection with the Offer and the Merger, Ionis has submitted a Listing of Additional Shares Notification Form to Nasdaq with respect to the assumption of the portion of the share pool reserved for issuance under the Akcea Therapeutics, Inc. 2015 Equity Incentive Plan, as amended, that had not been allocated as of the Effective Time, approximately 2,923,000 shares of Ionis common stock, par value $0.001 per share, pursuant to the exception provided under Rule 5635(c) of The Nasdaq Stock Market LLC Rules (and IM-5635-1 thereunder) that permits an acquiring corporation to use shares available under certain plans acquired in acquisitions and mergers for certain post-transaction grants without further stockholder approval.

On October 12, 2020, Ionis issued a press release announcing the expiration of the Offer and the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 12, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IONIS PHARMACEUTICALS, INC.

By:	/s/ Patrick R. O’Neil
Name:	Patrick R. O’Neil
Title:	Executive Vice President, Legal, General Counsel and Chief Compliance Officer

Dated: October 13, 2020